Raven Industries Shareholders Approve Transaction With CNH Industrial September 15, 2021 SIOUX FALLS, S.D.--(BUSINESS WIRE)--Sep. 15, 2021-- Raven Industries, Inc. (the Company; NASDAQ:RAVN) announced that, at a special meeting held on September 15, 2021, its shareholders voted strongly to approve the pending transaction with CNH Industrial N.V. (NYSE: CNHI / MI: CNHI). More than 71% of the outstanding shares of Raven voted, and of the shares that voted, over 99% voted in favor of the transaction with CNH Industrial. Dan Rykhus, Raven President & Chief Executive Officer, said, “We thank our shareholders for their strong support of this transaction. We look forward to working with the CNH Industrial team to close the transaction.” The transaction is expected to close in the fourth quarter of 2021, subject to approval from the Committee on Foreign Investment in the United States (CFIUS) and acceptance by the Defense Counterintelligence and Security Agency (DCSA) of a signed commitment letter. The final voting results will be reported in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission, after certification by Raven’s inspector of elections. J.P. Morgan Securities LLC acted as financial advisor to Raven and Davis Polk & Wardwell LLP as its legal advisor. About Raven Industries, Inc.  Raven Industries (NASDAQ: RAVN) provides innovative, high-value products and systems that solve great challenges throughout the world. Raven is a leader in precision agriculture, high-performance specialty films, and aerospace and defense solutions, and the company’s groundbreaking work in autonomous systems is unlocking new possibilities in areas like farming, national defense, and scientific research. Since 1956, Raven has designed, produced, and delivered exceptional solutions, earning the company a reputation for innovation, product quality, and unmatched service. For more information, visit https://ravenind.com. Forward-Looking Statements Certain statements contained in this report are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the expectations, beliefs, intentions or strategies regarding the future, not past or historical events. Without limiting the foregoing, the words "anticipates," "believes," "expects," "intends," "may," "plans," "should," "estimate," "predict," "project," "would," "will," "potential," and similar expressions are intended to identify forward-looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. The Company intends that all forward-looking statements be subject to the safe harbor provisions of the Private Securities Litigation Reform Act. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions when made, there is no assurance that such assumptions are correct or that these expectations will be achieved. Assumptions involve important risks and uncertainties that could significantly affect results in the future. This includes the risk of the occurrence of any event, change, or other circumstance that could delay or prevent closing of the proposed transaction, or the merger, or give rise to the termination of the Agreement and Plan of Merger between the Company and CNH Industrial N.V. In addition, other risks and uncertainties include, but are not limited to, those relating to weather conditions, which could affect sales and profitability in some of the Company's primary markets, such as agriculture and construction and oil and gas drilling; or changes in raw material availability, commodity prices, competition, technology or relationships with the Company's largest customers, risks and uncertainties relating to the impacts of the COVID-19 pandemic, development of new technologies to satisfy customer requirements, possible development of competitive technologies, ability to scale production of new products without negatively impacting quality and cost, risks of operating in foreign markets, risks relating to acquisitions, including risks of integration or unanticipated liabilities or contingencies, and ability to finance investment and net working capital needs for new development projects, any of which could adversely impact any of the Company's product lines, risks of litigation, as well as other risks described in Item 1A., Risk Factors, of the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2021. The foregoing list is not exhaustive and the Company disclaims any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. View source version on businesswire.com: https://www.businesswire.com/news/home/20210915005950/en/ Jared Stearns, Investor Relations Manager Raven Industries, Inc. +1 (605) 336-2750 jared.stearns@ravenind.com Lisa McElrath, Corporate Communications Manager Raven Industries +1 (605) 336-2750 lisa.mcelrath@ravenind.com Source: Raven Industries, Inc.